AMENDMENT TO BUSINESS CREDIT AND SECURITY AGREEMENT
                               (Amendment No. 7)

This Amendment to Business Credit and Security Agreement ("Amendment") is made by and among Deutsche Financial Services Corporation ("DFS"), Elcom Services Group, Inc. ("Elcom Services"), and Elcom, Inc. f/k/a elcom.com, inc. ("Elcom, Inc.") (Elcom Services and Elcom, Inc. are referred to herein collectively as "Borrower).

         WHEREAS, DFS and Borrower are parties to that certain Business Credit and Security Agreement dated March 1, 1997, as amended ("Agreement"); and

         WHEREAS, DFS and Borrower desire to amend the Agreement as provided herein.

         NOW, THEREFORE, for and in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, DFS and Borrower agree as follows:

     1. Elcom, Inc. f/k/a elcom.com, inc. DFS hereby consents to the name change of elcom.com, inc. to Elcom, Inc. All references in the Agreement and other Loan Documents to elcom.com, inc. shall hereinafter refer to Elcom, Inc.

     2. Total Credit Facility. The first sentence of Section 3.1 is hereby deleted in its entirety and replaced with the following:

          "In consideration of Borrower's payment and performance of its Obligations and subject to the terms and conditions contained in this Agreement, DFS agrees to provide, and Borrower agrees to accept, an aggregate credit facility (the "Credit Facility") of up to Forty Million Dollars ($40,000,000) ("Total Credit Limit")."

     3. Floorplan Inventory Loan Facility. The first sentence of Section 3.2 is hereby deleted in its entirety and replaced with the following:

          "Subject to the terms of this Agreement, DFS may provide to Borrower floorplan financing for the acquisition of Inventory from vendors approved by DFS in DFS' reasonable credit judgment (each advance being a "Floorplan Inventory Loan"), up to an aggregate unpaid principal amount at any time not to exceed Twenty-Five Million Dollars
          ($25,000,000)    (collectively,    the   "Floorplan   Inventory   Loan
          Facility")."

     4. Total Working Capital Credit Limit.

          "3.1 Total Working Capital Credit Limit. The first sentence of Section
          3.3 is hereby deleted in its entirety and replaced with the following:

               "Subject to the terms of this Agreement, DFS agrees, for so long as no Default exists, to provide to Borrower, and Borrower agrees to accept, working capital financing (each advance being a "Working Capital Loan") on Eligible

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               Accounts and Eligible  Inventory in the maximum  aggregate unpaid principal amount at any time equal to the lesser of (i) the Borrowing Base and (ii) Fifteen Million Dollars ($15,000,000) ("Total Working Capital Credit Limit")."

     5. Term of Agreement. The first paragraph of Section 4.1 is hereby deleted in its entirety and replaced with the following:

          "4.1 Termination. Commencing November 6, 2000, this Agreement may be terminated by either party hereto upon not less than ninety (90) days prior written notice to the other party (except that it may be terminated by DFS immediately in the exercise of its rights and remedies upon Default by Borrower). Upon termination by Borrower, Borrower must (a) make payment to DFS of all Obligations and (b) make payment to DFS of the fee described in Section 4.3 below. No termination shall relieve Borrower from any Obligations to DFS arising out of Loans made prior to the date of termination."

     6. The following paragraph is hereby incorporated into the Agreement as if fully and originally set forth therein:

          "In addition to the requirements set forth in Section 9.1.10 of the Agreement, Borrower will provide to DFS, not later than January 31, 2001, a draft of Elcom's annual report on Form 10-K, together with internally prepared financial statements sufficient to determine Borrower's compliance with the financial covenants contained in the Agreement for the fiscal quarter ended December 31, 2000."

     7. The following paragraphs are hereby incorporated into the Agreement as if fully and originally set forth therein:

          "1. Not later than November 21, 2000, Borrower hereby agrees to cause Elcom International, Inc. to cause an institution acceptable to DFS to issue one or more Irrevocable Letter(s) of Credit, in the aggregate amount of Fifteen Million U.S. Dollars ($15,000,000.00), in form, substance and with expiration dates satisfactory to DFS. The Irrevocable Letter(s) of Credit will be in favor of DFS and Deutsche Financial Services (UK) Limited ("DFS U.K."). If DFS fails to receive the Irrevocable Letter(s) of Credit on or before November 21, 2000, a Default shall have occurred under the Agreement and under that certain Standard Conditions for the Sale and Purchase of Debts dated as of December 3, 1997 between Elcom Group Limited ("Elcom Ltd.") and DFS U.K., as amended (the "U.K. Agreement").

          2. Borrower hereby agrees that if at least sixty (60) days prior to the expiration of the above referenced Irrevocable Letter(s) of Credit or any subsequent Letter(s) of Credit issued in favor of DFS and DFS U.K., such Irrevocable Letter of Credit is not extended for a term of twelve (12) months or longer, or a new Irrevocable Letter




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          of Credit in an amount, form and from an institution acceptable to DFS and for a term of twelve (12) months or longer is not provided to DFS, a Default shall have occurred under the Agreement and the U.K.
          Agreement, and each of DFS and DFS U.K. may declare all sums owed by Borrower and Elcom Ltd. under the Agreement and U.K. Agreement, respectively, to be immediately due and payable. Upon such Default, each of DFS and DFS U.K. may: (i) exercise any and all of its rights under the Agreement and the U.K. Agreement including, but not limited to, the right to repossess the Collateral from Borrower and Elcom Ltd.; and (ii) exercise any and all of its rights to draw upon any Irrevocable Letter of Credit issued in favor of DFS and DFS U.K.

          3. Upon DFS' receipt of the Irrevocable Letter of Credit, Section 10(w) of the Agreement shall be deleted in its entirety."

     8. Conditions Precedent. Notwithstanding the foregoing, this Amendment shall not be effective unless and until satisfaction of the following terms and conditions, each as acceptable to DFS, in its sole discretion:

          (a) execution and delivery of this Amendment by all parties hereto;

          (b) a reaffirmation by Elcom International, Inc. of the existing guaranties of the obligations of Borrower to DFS; and

          (c) such other and further documents and agreements as DFS may determine in connection with any of the foregoing.

     9. No Other Modifications. Except as expressly modified or amended herein, all other terms and provisions of the Agreement shall remain unmodified and in full force and effect and the Agreement, as hereby amended, is ratified and confirmed by DFS and Borrower.

     10. Capitalized Terms. Except as otherwise defined herein, all capitalized terms will have the same meanings set forth in the Agreement.

         IN WITNESS WHEREOF, DFS, Elcom Services and Elcom, Inc. have executed this Amendment as of the 6th day of November, 2000.


                                  ELCOM SERVICES GROUP, INC.

ATTEST:

By: /s/ Paul Mueller              By: /s/ Peter Rendall
(Assistant) Secretary
                                  Print Name: Peter Rendall

                                  Title: Chief Financial Officer





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




                                  ELCOM, INC.

ATTEST:

/s/ Paul Mueller                  By:/s/ Peter Rendall
  (Assistant) Secretary
                                  Print Name: Peter Rendall

                                  Title: Chief Financial Officer


                                  DEUTSCHE FINANCIAL SERVICES CORPORATION


                                  By:/s/Gregory Ledington

                                  Print Name: Gregory Ledington

                                  Title: Vice President Operations




















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                        Guarantor Consent and Agreement

The undersigned Guarantor hereby acknowledges and consents to the terms of the foregoing Amendment to Business Credit and Security Agreement (Amendment No. 7), and does hereby ratify and confirm each and every guaranty of Borrower (inclusive of Elcom, Inc.) in all respects.


ELCOM INTERNATIONAL, INC.



By:/s/ Peter Rendall

Print Name: Peter Rendall

Title: Chief Financial Officer

Date: November 10, 2000